Exhibit 21.1

LIGAND PHARMACEUTICALS INCORPORATED
LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
Glycomed Incorporated	California
Allergan Ligand Retinoid Therapeutics, Inc.	Delaware
Ligand Pharmaceuticals International, Inc.	Delaware
Ligand Biopharmaceuticals Incorporated	Delaware
Ligand JVR, Inc.	Delaware
Ligand Pharmaceuticals UK Limited	United Kingdom
Ligand Pharmaceuticals (Canada) Incorporated	Canada
Seragen Incorporated	Delaware
Seragen Technology, Inc.	Delaware
Pharmacopeia, LLC	Delaware
Metabasis Therapeutics, Inc.	Delaware
Neurogen Corporation	Delaware
CyDex Pharmaceuticals, Inc.	Delaware
Open Monoclonal Technology, Inc.	Delaware
OMT I, Inc.	Delaware
OMT II, Inc.	Delaware
Crystal Bioscience, Inc.	California
Vernalis plc	England and Wales
Vernalis (R&D) Limited	England and Wales
Vernalis Group Limited	England and Wales
Vernalis Therapeutics Inc.	Delaware
Vernalis (Canada) Inc.	Canada
Vernalis (Canada II) Inc.	Canada
Vernalis Development Limited	England and Wales
Vernalis Research Limited	England and Wales
Cita NeuroPharmaceuticals Inc.	Canada